UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alpha Innotech Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alpha Innotech Corp.

Notice Of Annual Meeting Of Stockholders

To Be Held June 20, 2006

The Annual Meeting of Stockholders of Alpha Innotech Corp. (the “Company”) will be held on Wednesday, June 20, 2006 at 10:00 A.M. local time at the Company’s headquarters located at 2401 Merced Street, San Leandro, California 94577, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect seven directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the adoption of the Alpha Innotech Corp. 2006 Equity Incentive Plan.

3. To ratify the appointment of Rowbotham & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 28, 2006 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald H. Bissinger
Secretary

San Leandro, California

May 1, 2006

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Alpha Innotech Corp.

2401 Merced Street, San Leandro, California 94577

510-483-9620

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

Alpha Innotech Corp. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 20, 2006 at 10:00 A.M. local time, at the Company’s headquarters located at 2401 Merced Street, San Leandro, California 94577 and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about May 8, 2006. Only holders of the Company’s common stock as of the close of business on April 28, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 9,813,274 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement, for the approval of the Alpha Innotech Corp. 2006 Equity Incentive Plan (the “Plan”) and for the ratification of the appointment of Rowbotham & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the

Company at 2401 Merced Street, San Leandro, California 94577 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Director Since
William Snider	36	Chairman of the Board	2002 (1)
Haseeb Chaudhry	40	Chief Executive Officer and Director	1992 (1)
Michael D. Bick, Ph. D.	61	Director	1991 (2)
James H. Chamberlain	58	Director	1998 (2)
John Hodgman	51	Director	2005
Nagesh Mhatre, Ph. D.	73	Director	2001 (1)
Darryl Ray, Ph. D.	54	Director	1992 (1)

(1)	Previously was a member of the board of directors of Alpha Innotech Corporation (“Alpha CA”) and has been a member of our Board of Directors since our merger with Alpha CA on October 3, 2005 (the “Merger”).

(2)	Was a member of the board of directors of Xtrana, Inc. prior to the Merger.

At the Annual Meeting, the stockholders will vote on the election of all directors to serve for a one-year term until the annual meeting of stockholders in 2007 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors:

WILLIAM SNIDER, CFA served as a member of the board of directors of Alpha CA from 2002 until the Merger and has served as a member of our Board of Directors since the Merger. Mr. Snider is a general partner and co-founder of Emerging Technology Partners, LLC. Prior to ETP he was a mutual fund portfolio manager at T. Rowe Price. Mr. Snider joined T. Rowe Price in 1991 after attending the Wharton School. Shortly thereafter he became the youngest vice president and portfolio manager in the firm’s 60+ year history. His responsibilities included managing $2 billion of mutual fund and institutional client portfolios.

HASEEB CHAUDHRY co-founded Alpha CA in 1992 and served as its Chief Executive Officer from 2001 until the Merger and has served as our Chief Executive Officer since the Merger. Mr. Chaudhry has over 15 years of experience in strategic planning, business development, sales and marketing and managing technology and application development. Prior to founding Alpha CA, Mr. Chaudhry was involved with a start-up company, American Synthesis, that sold and marketed customized oligonucleotides, reagents, chemicals and scientific instruments. He holds a B.A. degree in genetics from the University of California, Berkeley.

MICHAEL D. BICK, PH.D., served as Chairman of Xtrana from July 1993 until the Merger and has been a director of the combined company since October 2005. Dr. Bick also served as Chief Executive Officer of Xtrana from August 1991 until August 2000 and President from January 1996 until

August 2000. In 1988, Dr. Bick founded Xtrana’s former subsidiary, MeDiTech, and was President and Chief Executive Officer thereof until it was acquired by Biopool in January 1992. Prior to that date, he was co-founder and president of a privately held medical device firm for ten years. Dr. Bick received a Ph.D. in molecular biology from the University of Southern California in 1971 and was affiliated with the Harvard Medical School and Children’s Hospital Medical Center in Boston carrying out research in human genetics from 1971 to 1974. Dr. Bick was a staff member of the Roche Institute of Molecular Biology from 1974 to 1978. Dr. Bick has served on the Board of Counselors of the School of Pharmacy, University of Southern California, is a Charter Member of the Keiretsu Forum of Southern California and a Director of VCBio.

JAMES H. CHAMBERLAIN has been a member of our Board of Directors since October 2005. He was appointed as the interim Chief Executive Officer and Chief Financial Officer of Xtrana in March 2004 and served in that position until the closing of the Merger. Since November 2000, Mr. Chamberlain has served as a director of the West Virginia University Foundation. Mr. Chamberlain founded BioSource International, Inc., a Nasdaq National Market System company dedicated to the research, development, manufacturing, and marketing of biomedical products to the diagnostic and research markets, in 1989. Mr. Chamberlain retired as a director of BioSource and as its Chairman, President, and Chief Executive Officer in 2000. Prior to BioSource, Mr. Chamberlain was the Manager of Business Development for Amgen, Inc. Mr. Chamberlain also serves on the boards of directors of Marligen and Cerionx, both private companies in the biotechnology industry. Mr. Chamberlain received a B.S degree in biology and chemistry from West Virginia University in 1969 and completed an M.B.A. Executive Program at Pepperdine University in 1981.

JOHN HODGMAN has been a member of our Board of Directors since February 2006. Mr. Hodgman also serves on the boards of a number of publicly and privately held biotechnology and technology companies, including AVI BioPharma, Inc., Cygnus, Inc. (as Chairman), Inflazyme Pharmaceuticals (as Chairman) and Immersion Corporation. Mr. Hodgman has had leadership positions in a number of biotechnology and technology companies. He served as President and CEO of Aerogen, Inc. where he directed the merger with Nektar Corporation. From 1994 to 2005 he was with Cygnus, Inc. serving as Chairman, President and CEO from 1998 where he lead the commercialization of the first FDA approved non-invasive continuous glucose monitor system. Mr. Hodgman also held corporate officer positions with Central Point Software and Ateq Corporation. In addition, he has been a consultant for Price Waterhouse Consulting Group. Mr. Hodgman received his B.S. in accounting and finance from Brigham Young University and his M.B.A. in finance and business law from the University of Utah.

NAGESH S. MHATRE, PH.D., served as a member of Alpha CA’s Board of Directors from 2001 until the Merger, and was its Executive Chairman from 2001 until December 2005. Mr. Mhatre has served as a member of our Board of Directors since the Merger. Dr. Mhatre is currently an executive chairman of BioImagene. Dr. Mhatre has over 40 years of senior management experience in international medical technology companies, including Miles Laboratories (Bayer, Ag. and Becton Dickinson & Company. While at Becton Dickinson, he served for 13 years as corporate vice president and president of its Immunocytometry Systems Division. Prior to this, he was for three years President of Becton Dickinson Laboratory Products, Europe, in Grenoble, France. At Miles Laboratories, he served for four years as managing director, Miles-Yeda, in Rehovot, Israel, a joint venture with the Weizmann Institute of Science. Dr. Mhatre has been a member of the Boards of Governors of Silicon Valley Capital Club, Heidelberg International Club, San Francisco, CA, and Friends of Weizmann Institute of Science. He serves as a Trustee on the Board of World Affairs Council, San Francisco. Dr. Mhatre is a charter member and membership chair (1998-9) of The Indus Entrepreneur-TiE Silicon Valley. Dr. Mhatre received his B.S. degree from Bombay University, India, an M.S. degree from Oregon State University and a Ph.D. degree in biochemistry/microbiology from Rutgers University.

DARRYL RAY, PH.D., co-founded Alpha CA, served as its President from 1992, Chief Operating Officer from 2001, and Chief Financial Officer from 2005 until the Merger and served as our Chief Operating Officer, Acting Chief Financial Officer, and Secretary from the Merger until March 2006. Prior to founding Alpha CA, Dr. Ray was Director of Technical Affairs at American Synthesis, overseeing Quality Assurance of the oligonucleotides manufacturing facility and actively leading the development of a variety of new instruments for Life Science research. Prior to America Synthesis, Dr. Ray was involved in the development of diagnostic, R&D, and research instruments at American Bionetics (ABN) and Hoefer Scientific Instruments (now Harvard Bioscience). Dr. Ray received his B. S. degree in biology from California State Polytechnic University, Pomona and his Ph.D. degree in cell biology from the University of California, Santa Barbara.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the current Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that members of the Company’s audit committee meet financial literacy and sophistication standards and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The Board will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2007 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Board will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Board deems appropriate, a third-party search firm. The Board will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Board. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Board will evaluate which of the prospective candidates is qualified to serve as a director and whether the candidate should be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Company has not adopted a formal policy with respect to stockholder nominees, the Board expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2006 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

DIRECTOR COMPENSATION

Effective December 7, 2005, each non-employee director receives an annual cash retainer of $10,000. In addition, each non-employee director receives a cash payment of $1,000 for attending each meeting of the Board of Directors in person and $250 for attending each meeting of the Board of Directors via teleconference. They are reimbursed for certain expenses in connection with attending Board and committee meetings. Under a compensation plan adopted by the Board of Directors on December 20, 2005, William Snider is entitled to receive cash compensation for his services as Chairman of the Board of Directors equal to $8,333 per month for the period beginning January 1, 2006 and ending June 30, 2006, with a potential additional cash payment upon the Company’s achievement of certain performance milestones.

The Company has also granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company’s common stock. On December 7, 2005, the Company granted each of Michael Bick, James Chamberlain, Nagesh Mhatre and William Snider an option to purchase 10,000 shares of common stock at an exercise price of $1.50 per share, to vest monthly beginning December 7, 2005 for so long as such director continues to serve on the Board of Directors of the Company, to be fully vested December 7, 2006. On April 10, 2006 the Company granted John Hodgman an option to purchase 10,000 shares of common stock at an exercise price of $1.53 per share, to vest monthly beginning on February 26, 2006 for so long as he continues to serve on the Board of Directors of the Company, to be fully vested on February 26, 2007.

On December 20, 2005, the Company granted William Snider an option to purchase 300,000 shares of common stock at an exercise price of $1.46 per share, to vest with respect to 200,000 shares on June 30, 2006, and with respect to an additional 100,000 shares on December 31, 2006, subject to the Company’s achievement of certain performance milestones.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors met 5 times and action was taken via unanimous written consent 3 times during fiscal 2005. The audit committee met 2 times during fiscal 2005. No audit committee or compensation committee meetings were held from the date of the Merger through December 31, 2005. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the audit or compensation committees attended at least 75% of the committee meetings.

The Board has determined that the following directors are “independent” under current rules of the Nasdaq National Market: John Hodgman, Michael Bick, and Nagesh Mhatre.

The Board of Directors has standing audit and compensation committees.

Audit Committee. The audit committee currently consists of John Hodgman (chairman), Michael Bick, and William Snider. Because our common stock is quoted on the OTC Bulletin Board® (OTCBB), we are not subject to the listing requirements of any securities exchange or Nasdaq regarding the membership of our audit committee. However, our Board has determined that all of the members of the audit committee, except for William Snider, are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that John Hodgman qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants.

Compensation Committee. The compensation committee currently consists of Nagesh Mhatre (chairman) and James Chamberlain. The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

Nominating Committee. We do not have a standing nominating committee or committee performing similar functions, in part, because our common stock is traded on the Over-The-Counter Bulletin Board and thus we are not subject to the listing requirements of any securities exchange or Nasdaq requiring a nominating committee. As a result, the entire Board of Directors fulfills the role of a nominating committee. We do not maintain a charter for the director nomination process.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication, which we expect to put in place by the Annual Meeting. The procedures will allow submitting the complaint or concern either by mail or telephonically, with a more detailed description of the procedures to be provided on our website at www.alphainnotech.com once these procedures are implemented.

Each member of the Board is encouraged to attend each annual meeting of our stockholders. We have scheduled the Annual Meeting on the same day as a regular meeting of the Board of Directors to make it more convenient for all of the directors to attend.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended 2003 filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding ownership of the Common Stock as of March 31, 2006 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Biotechnology Development Fund II (4) c/o BioAsia Management Investment 575 High Street, Suite 201 Palo Alto, CA 94301	1,962,662	(5)	19.75%

ETP/FBR Venture Capital, LLC (6) 1901 Research Blvd., Suite 350 Rockville, MD 20850	1,471,998	(7)	14.86%

E-Health Holdings Limited (8) 15/F, Suite 1502, Chinachem Golden Plaza, 77 Mody Rd., Tsimshatsui East Kowloon, Hong Kong	898,563	(9)	9.15%

Officers and Directors

Haseeb Chaudhry	1,344,115	(10)	13.42%

Darryl Ray	1,338,114	(11)	13.37%

Nagesh S. Mhatre	144,363	(12)	1.45%

Michael D. Bick	12,000	(13)	*

James H. Chamberlain	22,000	(13)	*

William Snider (14)	9,286	(13)	*

Lewis Chapman	5,715	(12)	*

All Directors and Executive Officers as a group (7 people)	2,875,593		27.72%

*	Less than 1%.

1.	Unless otherwise indicated, the address of each of the named individuals is c/o Alpha Innotech Corp., 2401 Merced Street, San Leandro, California 94577.

2.	Based on a total of 9,813,274 shares of the Company’s common stock outstanding as of March 31, 2006.

3.	Beneficial ownership of shares is determined in accordance with the rules of the SEC. Beneficial ownership generally includes any shares over which a person exercises sole or shared voting or investment power. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. In addition, all shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after March 31, 2006 are deemed to be outstanding for the purpose of computing the percentage of ownership for the person holding such options or warrants but are not deemed to be outstanding for computing the percentage of ownership for any other person.

4.	BioAsia, the general partner of Biotechnology Development Fund II, and Frank Kung, Anselm Leung, and Edgar Engleman, members of BioAsia, may be deemed to have shared power to vote and to dispose of these shares.

5.	Includes of 122,945 shares of common stock subject to currently exercisable warrants.

6.	The general partners of ETP/FBR, William Snider and Wei-Wu He, may be deemed to have shared power to vote and to dispose of these shares.

7.	Includes of 92,211 shares of common stock subject to currently exercisable warrants.

8.	The directors of E-Health, Nina T.H. Wang and Joseph W.K. Leung, may be deemed to have shared power to vote and to dispose of these shares.

9.	Includes of 5,554 shares of common stock subject to currently exercisable warrants.

10.	Includes 1,142,909 shares of common stock held by the Haseeb and Chloe Chaudhry Revocable Trust. Includes 141,203 shares of common stock subject to currently exercisable warrants and 60,003 shares of common stock subject to options that are currently exercisable or that will become exercisable within 60 days of March 31, 2006.

11.	Includes of 141,203 shares of common stock subject to currently exercisable warrants and 54,002 shares of common stock subject to options that are currently exercisable or that will become exercisable within 60 days of March 31, 2006.

12.	Includes of 73,373 shares of common stock subject to currently exercisable warrants and 41,001 shares of common stock subject to options that are currently exercisable or that will become exercisable within 60 days of March 31, 2006.

13.	Consists of shares of common stock subject to options that are currently exercisable or that will become exercisable within 60 days of March 31, 2006.

14.	William Snider is a general partner of ETB/FBR Venture Capital LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2004, Xtrana entered into a consulting agreement with Mr. James Chamberlain, a member of the Board of Directors, pursuant to which Mr. Chamberlain was engaged as the interim Chief Executive Officer and interim Chief Financial Officer. The agreement provided for payments of $5,000 per month until the earlier of September 2004 or the closing of a merger transaction. While the consulting agreement terminated earlier,

Xtrana continued to pay Mr. Chamberlain a monthly fee of $5,000 for his services until the closing of the Merger on October 3, 2005.

An employment agreement was executed between Alpha CA and Haseeb Chaudhry dated May 11, 2001 and amended April 6, 2005 which provides for an annual base salary of $100,000 and participation in the management bonus plan based on the Company’s achievement of certain revenue milestones for each of the fiscal years 2005, 2006 and 2007. Mr. Chaudhry did not receive any bonus in fiscal 2005. In the event of termination without cause, death, disability or voluntary resignation within six months of a significant reduction in the level of duties, responsibilities or job description, the Company is required to pay Mr. Chaudhry a severance payment equal to his annual base salary.

An employment agreement was executed between Alpha CA and Darryl Ray dated May 11, 2001 and amended April 6, 2005 which provides for an annual base salary of $100,000 and participation in the management bonus plan based on the Company’s achievement of certain revenue milestones for each of the fiscal years 2005, 2006 and 2007. Dr. Ray did not receive any bonus in fiscal 2005. In the event of termination without cause, death, disability or voluntary resignation within six months of a significant reduction in the level of duties, responsibilities or job description, the Company is required to pay Dr. Ray a severance payment equal to his annual base salary. Dr. Ray’s employment with the Company terminated in March 2006. The Company is obligated to pay Dr. Ray’s severance in the amount of $100,000 paid by-weekly until March 2007.

Effective as of March 15, 2006, the Company entered into an offer letter with Ron Bissinger, the Company’s Chief Financial Officer and Chief Operating Officer. Pursuant to the offer letter, Mr. Bissinger is entitled to receive cash compensation equal to $15,000 per month and is eligible for an additional bonus of $20,000 on March 15, 2007. Additionally, on April 10, 2006, Mr. Bissinger was granted an option to purchase 200,000 shares of Common Stock, such option to vest over a four-year period with 25% of the shares vesting one year from September 15, 2005, and at a rate of 1/48th of the shares per month for the remaining 36 months, for so long as Mr. Bissinger continues to be employed by the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2004, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”) and the other most highly compensated executive officers for fiscal year 2005 whose salary and bonus for the fiscal year 2005 exceeded $100,000. Collectively, together with the CEO, these executive officers are the “Named Executive Officers”.

Summary Compensation Table

					Long Term Compensation Awards
Name and Principal Position(s)	Year	Annual Compensation			Securities Underlying Options		All Other Compensation
		Salary		Bonus
James H. Chamberlain, former CEO (1)	2005	$54,650		—	—		—
	2004	45,000		—	—		—
Haseeb Chaudhry, CEO	2005	133,333		—	80,004	(2)	—
	2004	100,000		—	61,120	(3)	—
	2003	101,282		175	—		—
Darryl Ray, Ph.D., COO, Acting CFO and Secretary (4)	2005	133,333		—	80,004	(2)	—
	2004	100,000		—	61,120	(3)	—
	2003	101,282		175	—		—
Lewis Chapman, VP Global Sales & Marketing	2005	220,737	(5)	—	11,429	(6)	—
	2004	136,370	(7)	—	—		—

(1)	Mr. Chamberlain served as the Company’s CEO from March 2004 until the Merger.

(2)	On April 6, 2005, each of Mr. Ray and Mr. Chaudhry received a warrant to purchase 80,004 shares of common stock with a purchase price of $0.0875 per share.

(3)	On December 10, 2004, each of Mr. Ray and Mr. Chaudhry received a warrant to purchase 61,120 shares of common stock with a purchase price of $0.0875 per share.

(4)	Mr. Ray resigned from these positions effective March 15, 2006. He continues to serve as a director of the Company.

(5)	Includes $64,429.49 in commissions.

(6)	On January 20, 2005, Mr. Chapman received options to purchase 11,429 shares of common stock with an exercise price of $1.92 per share.

(7)	Includes $22,036.90 in commissions. Mr. Chapman joined Alpha CA on April 15, 2004.

Options/Executive Officers

The following table shows the options granted to the Named Executive Officers during fiscal year 2005.

Options Granted In Last Fiscal Year

	Individual Grants
Name	Options Granted	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Or Base Price (S/sh)	Expiration Date
Lewis Chapman	11,429	31%	$1.92	Jan 20, 2015

(1)	The percentage of options is based upon an aggregate of 37,316 options granted during fiscal year 2005 to employees, including the named executive officers.

Aggregated Option Exercises and Option Values Table

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Name	Number of Unexercised Options at March 31, 2005		Value of Unexercised In-the-Money Options At March 31, 2005 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
James H. Chamberlain, former CEO	20,333	6,667	0	0
Haseeb Chaudhry, CEO	54,002	6,001	0	0
Darryl Ray, Ph.D., COO, Acting CFO, and Secretary	54,002	6,001	0	0
Lewis Chapman, VP Global Sales & Marketing	4,286	7,143	0	0

(1)	Based on the closing price of the common stock as reported on the OTCBB on March 31, 2005, less the exercise price, multiplied by the number of shares underlying the option.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Change of Control Arrangements

Pursuant to a stock option agreement with Mr. Snider, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the vesting and exercisability of all shares subject to the option will accelerate, and the Company shall give to Mr. Snider, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either (i) a reasonable time thereafter within which to exercise the option, with respect to all shares subject to the option, at the end of which time the option shall terminate, or (ii) the right to exercise the option, with respect to all shares subject to the option, (or receive a substitute option with comparable terms) and be issued an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors and enclosed with this proxy statement as Appendix A, the purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent accountants. All members of the audit committee, except for William Snider, meet the independence requirements of Nasdaq National Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended 2005 with the Company’s management and the independent accountants;

•	discussed with Rowbotham & Company LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Rowbotham & Company LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Rowbotham & Company LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended 2005 filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the audit committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

John Hodgman

William Snider

Michael Bick

Principal Accountant Fees and Services

Prior to the Merger, the audit committee appointed Hein & Associates LLP to perform audit and other services for the Company and its subsidiaries for the fiscal year 2004. After the Merger, the Audit Committee has appointed Rowbotham & Company LLP as the Company’s independent auditors effective on December 22, 2005, to perform audit and other services for the Company and its subsidiaries for the fiscal year 2005.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Hein & Associates LLP and Rowbotham & Company LLP for fiscal 2004 and 2005.

	2004		2005
Audit Fees(1)	$57,500	(2)	$50,000
Audit-Related Fees(3)	0		$74,524
Tax Fees(4)	9,750		$13,750
All other Fees(5)	0		0

Total	$67,250		$138,274

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)	Includes audit fees for fiscal 2003 and 2004.

(3)	Audit-related fees consisted primarily of accounting consultations and services related to the Merger and other attestation services.

(4)	Represents fees in connection with preparation of our federal and state tax returns.

(5)	None.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors to serve for a one-year term until the 2007 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously nominated William Snider, Haseeb Chaudhry, Michael D. Bick, Ph.D., James H. Chamberlain, John Hodgman, Nagesh Mhatre, Ph.D. and Darryl Ray, Ph.D. for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of William Snider, Haseeb Chaudhry, Michael D. Bick, Ph.D., James H. Chamberlain, John Hodgman, Nagesh Mhatre, Ph.D. and Darryl Ray, Ph.D. as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election William Snider, Haseeb Chaudhry, Michael D. Bick, Ph.D., James H. Chamberlain, John Hodgman, Nagesh Mhatre, Ph.D. and Darryl Ray, Ph.D.

PROPOSAL 2 — APPROVAL OF ADOPTION OF THE ALPHA INNOTECH CORP. 2006 EQUITY

INCENTIVE PLAN

At the Annual Meeting, the stockholders of the Company will be asked to approve the adoption of the Alpha Innotech Corp. 2006 Equity Incentive Plan (the “Plan”).

The Plan was adopted by the Board of Directors in April 2006, subject to stockholder approval. The Board adopted the Plan to replace the Company’s Amended and Restated 1999 Stock Option Plan (“1999 Plan”), 2000 Stock Incentive Plan (“2000 Plan”) and 2001 Milestone Stock Option Plan (the “2001 Plan” and collectively with the 1999 Plan and 2000 Plan, the “Prior Plans”) because it believes it is necessary to expand the types of equity awards permitted under its equity compensation plans in order to attract and retain employees, executive officers, directors and other service providers. The Board also believes it is in the best interests of the Company and its stockholders to expand the type of awards it may grant to maximize the Company’s ability to take income tax deductions for certain compensation paid to executive officers of the Company under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board continues to believe that equity compensation awards are an important part of the Company’s overall compensation program and that such awards are important in retaining and motivating existing personnel.

The Plan will not become effective unless it is approved by our stockholders. The Company seeks stockholder approval in order to qualify the Plan and certain awards made pursuant to it under the incentive stock option provisions of the Code, to assure that the Company may fully deduct for federal income tax purposes certain compensation that may be paid under the Plan in accordance with Section 162(m) of the Code and for general corporate governance purposes.

The Plan provides that a maximum aggregate of up to 1,713,666 shares of our common stock will be reserved and available to be issued pursuant to awards granted under the Plan. As of April 28, 2006, this maximum number of shares includes:

•	1,000,000 shares of our common stock being reserved in connection with the adoption of the Plan; plus

•	up to 413,666 shares of our common stock that as of April 28, 2006 are either (i) available for issuance pursuant to options that may be granted under the 1999 Plan or (ii) subject to options granted under the 1999 Plan which may be returned to the 1999 Plan if and to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason without having been exercised in full after April 28, 2006; plus

•	up to 300,000 shares of our common stock that as of April 28, 2006 are either (i) available for issuance pursuant to options that may be granted under the 2000 Plan or (ii) subject to options granted under the 2000 Plan which may be returned to the 2000 Plan if and to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason without having been exercised in full after April 28, 2006.

As of the record date, April 28, 2006, 1,713,666 shares represent approximately 17.5% of the Company’s outstanding common stock.

In addition, the Plan has an “evergreen” feature pursuant to which additional shares will automatically be added to the shares reserved for issuance under the Plan without further stockholder approval as of the first day of our fiscal year in each of 2007 through 2016. The number of shares that may be added each year will equal the lesser of 500,000 shares, 5% of our outstanding common stock as of the last day of the immediately preceding fiscal year or a number of shares established by our Board. Therefore, the maximum number of shares that may be added to the Plan through this evergreen feature over the term of the Plan is 5,000,000 shares.

If the Plan is approved by the stockholders, the Company will cease granting awards under the Prior Plans. If the Plan is not approved by the stockholders, the Prior Plans will continue in operation pursuant to their terms. If the Plan is approved by the stockholders, the total number of shares issuable on exercise of outstanding options (including shares issuable on exercise of outstanding options under the Prior Plans, which are the only other outstanding plans pursuant to which outstanding options have been granted and as to which no further grants will be made) and available for future awards will be 1,827,671. As of the record date, April 28, 2006, this number of shares represents approximately 18.62% of the Company’s outstanding common stock.

Background on the Plan

The Prior Plans provide for the granting of stock options to eligible participants. In light of changing pressures affecting compensation, including executive compensation, as a result of recent market developments as well as increased focus on corporate governance matters generally, and because of the effectiveness of Financial Accounting Standards 123R imposing significant changes on the way in which stock options are accounted for, our Board of Directors believes it appropriate for us to have increased flexibility as to the types of equity compensation awards the Board may grant to employees and other eligible plan participants.

Specifically, our Board has determined that the Company would be better positioned to attract and retain qualified officers, employees, consultants and directors if we had the ability, in addition to being able to grant stock options, to be able to grant stock awards pursuant to the Plan in the form of restricted stock, restricted stock units, stock appreciation rights and other similar types of stock awards pursuant to which the recipient is not required to make any payment to the Company upon issuance of the shares underlying the award, such as phantom stock rights. These awards may or may not be granted subject to vesting or other forfeiture conditions. We are seeking approval of the Plan by our stockholders at the Annual Meeting to expand the types of awards that the Company has the authority to grant.

In addition, we are seeking approval of the Plan to expand the Company’s ability to grant awards qualifying as “performance-based” under Code Section 162(m). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers (our Chief Executive Officer and our other four most highly compensated executive officers) to the extent that any of these persons receive more than $1,000,000 in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1,000,000 in a single year. One of the material terms of the Plan is that the maximum number of shares that may be granted subject to options and other stock awards under the Plan to any employee during any single fiscal year is 100,000 shares plus an additional 1,000,000 shares during the fiscal year in which the participant’s service with the Company commences (the “162(m) Share Limit”). This 162(m) Share Limit is included in the Plan specifically for purposes of Section 162(m).

The Plan includes restricted stock grants, restricted stock units and stock appreciation rights (and other similar types of stock awards). To qualify such awards as “performance-based” compensation, these awards must be made subject to performance conditions approved by the Board’s compensation committee and our stockholders as required under the Section 162(m) regulations. The Company may or may not apply performance criteria and qualify the awards under Section 162(m), but the Company believes it is in the best interests of the Company and its stockholders to have the ability to do so. The Plan permits the Company to issue stock awards incorporating performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or the Company’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, (24) growth of revenue, operating income or net income, (25) efficiency ratio, (26) ratio of nonperforming assets to total assets and (27) such other similar criteria as may be determined by the Administrator (as defined below). To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, parent, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The Company will generally attempt to qualify awards under the Plan as performance-based compensation so as to meet the standards of Section 162(m), but may not do so in every instance.

Stockholder approval of the Plan pursuant to this proposal will constitute stockholder approval of the material terms of the Plan, including the 162(m) Share Limit as described above and the Qualifying Performance Criteria, for Section 162(m) purposes.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

The Board of Directors recommends a vote “for” the approval of the adoption of the 2006 Equity Incentive Plan.

Summary of the Plan

A copy of the Plan is attached to this proxy statement as Appendix B. The following description of the Plan is a summary and so is qualified by reference to the complete text of the Plan.

General

Purpose. The purpose of the Plan is to enhance the long-term stockholders’ value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company.

Types of Awards. The Plan permits us to issue stock options (both incentive stock options designed to comply with Code Section 422 and non-statutory stock options which will not so comply) and stock awards (including shares, stock units, stock appreciation rights, and other similar stock awards) (each an “Award”).

Administration. The Plan may be administered by the Board or by a committee appointed by the Board (as applicable, the “Administrator”). We anticipate that the Plan will be administered by the compensation committee of the Board of Directors. The Board or compensation committee may also delegate to the Chief Executive Officer the authority to grant Awards to non-executive level employees in accordance with guidelines established by the Board of Directors or compensation committee.

Eligibility. Non-statutory stock options and stock awards may be granted under the Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, approves options and stock awards to be granted under the Plan. The Company intends the Plan to be a broad-based employee plan. As of April 29, 2006, the Company had approximately 50 employees and 5 non-employee directors who would be eligible to participate in the Plan.

Nontransferability of Awards. Unless otherwise determined by the Administrator, Awards granted under the Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee; provided that non-statutory options may be transferred by gift to immediate family members of the optionee or to a trust in which non-statutory options are to be passed to a beneficiary of the optionee upon the death of the optionee.

New Plan Benefits. Because benefits under the Plan will depend on the Administrator’s actions and, with respect to options and other stock awards, the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants under such types of awards if the Plan is approved by the stockholders. No Awards have been granted or promised to be granted under the Plan. As of April 26, 2006, the closing sales price of our common stock was $1.54 per share.

Stock Options

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant of such option; provided that the exercise price of an incentive stock option to an employee who is also a greater than 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. Certain replacement options with lower exercise prices may be granted to employees of entities acquired by the Company to replace that employee’s existing options. The fair market value of our common stock is generally the closing sales price as quoted on the OTC Bulletin Board on the date of grant.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The means of payment for shares issued on exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of the Company (with some restrictions), broker assisted same day sale or any other form of consideration permitted by applicable law or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Options. Generally, if an optionee’s services to the Company as an employee, consultant or director terminate other than for death or disability, all options held by the optionee under the Plan will terminate immediately; provided that the Administrator may in the option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date. Unless otherwise provided for by the Administrator in the option agreement, if an optionee dies or becomes totally and permanently disabled while an employee or consultant, the optionee’s options that are vested and exercisable as of the date of termination shall be exercisable for one year following the optionee’s death or disability, or if earlier, the expiration of the term of such option.

Stock Awards

Stock awards may be stock grants, stock units, stock appreciation rights or other similar stock awards (including stock awards having an exercise or purchase price that is less than the fair market value of our common stock as of the date of grant of the Award, such as phantom stock rights). Stock grants are awards of a specific number of shares of our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Plan allows the Administrator broad discretion to determine the terms of individual Awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, combination, reclassification or any other increase or decrease in the number of issued shares of the Company’s common stock effected without receipt of consideration by the Company and subject to any required action by the stockholders of the Company appropriate adjustments will be made to (i) the number and kind of shares covered by each outstanding award, (ii) the price per share subject to each outstanding award and (iii) the share limitations as set forth in the Plan (including the number of shares available for issuance under the Plan and the 162(m) Share Limit). Any such adjustments shall be made by the Administrator in its absolute discretion, and the decision of the Administrator shall be final, binding and conclusive.

In the event of a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company or another change in control transaction, as defined in the Plan and determined by the Board or compensation committee (a “Change in Control”), the successor entity may assume or substitute all outstanding Awards. If the successor entity does not assume or substitute all outstanding Awards, the vesting and exercisability of all outstanding Awards will accelerate and any repurchase rights on outstanding Awards will terminate. If a successor entity assumes or substitutes all outstanding Awards and a participant is terminated without cause or is otherwise involuntarily terminated, as defined in the Plan, within 12 months following the Change in Control, all outstanding Awards of the terminated participant will immediately vest and be exercisable and all repurchase rights with respect to such Awards will immediately lapse.

In the event of a proposed dissolution or liquidation of the Company and unless otherwise determined by the Administrator, any unexercised Options or other stock awards pursuant to which shares have not yet been issued will terminate.

Amendment and Termination of the Plan

The Board may amend, alter or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws or stock exchange listing standards. In addition, no amendment shall be made that would (i) materially increase the maximum number of shares for which Awards may be granted under the Plan, other than an increase pursuant to changes in capitalization, (ii) reduce the minimum exercise price at which options may be granted under the Plan, (iii) reduce the exercise price of outstanding options or (iv) change the class of persons eligible to receive awards under the Plan. Generally, no such action by the Board or stockholders may alter or impair any Award previously granted under the Plan without the written consent of the awardee (except for certain changes specified in the Plan). The Plan continues for in effect for a term of ten years from the later of the date of the Plan or any amendments to add shares to the plan is approved by stockholders of the Company unless terminated earlier by the Administrator.

Federal Income Tax Consequences of Options and Stock Awards Under the Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR STOCK AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR STOCK AWARDS.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

The grant of a non-statutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m), the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if Company Common Stock is used to pay all or part of the option price.

Stock Awards. Upon receipt of a stock award, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the “spread”). However, if the Common Stock is subject to a “substantial risk of forfeiture” (such as a requirement that the recipient continue in the employ of the Company) and the recipient does not make an election under section 83(b) of the Code, the recipient will have taxable income upon the lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. If the recipient makes an election under section 83(b) of the Internal Revenue Code, the stock received by the recipient is valued as of the date of receipt (without taking the restrictions into account) and the recipient has taxable income equal to any excess of that value over the amount he or she paid for the stock. The Company would again have a deduction equal to the income to the recipient. The consequences upon sale or disposition of the shares awarded or sold generally are the same as for common stock acquired under a non-statutory option (see above).

Limitation on Deduction of Certain Compensation. A publicly-held corporation may not deduct compensation of over $1 million paid in any year to one of its top five officers unless the compensation constitutes “qualified performance-based” compensation under the Internal Revenue Code. The Company generally attempts to ensure that any Awards under the Plan meet these standards, but may not do so in every instance.

Equity Compensation Plan Information

The following table provides information as of March 31, 2006 with respect to the shares of the company’s common stock that may be issued under all of the Company’s existing equity compensation plans including the 1999 Plan, the 2000 Plan, and the 2001 Plan.

	(a)		(b)	(c)
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, warrants and rights		Weighted Average Exercise Price of Outstanding Options, warrants and rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	41,500		$1.73	258,500	(1)
Equity compensation plans not approved by stockholders (2)	1,183,921	(3)	$1.39	208,669	(4)

Total	1,225,421			467,169

(1)	Consists of a total of 258,500 shares of common stock remaining available for future issuance under our 2000 Plan as of March 31, 2006.

(2)	Includes information for the 1999 Plan and for the 2001 Plan, both assumed by the Company in connection with the Merger. Prior to the Merger, the stockholders of Alpha CA approved the 1999 Plan and the 2001 Plan. A copy of the 1999 Plan is available as Exhibit 10.1, and a copy of the 2001 Plan is available as Exhibit 10.2, to the Form 8-K filed by the Company on October 7, 2005.

(3)	As of March 31, 2006, a total of 210,998 shares of the Company’s common stock, with a weighted average exercise price of $2.11 per share, were issuable upon exercise of outstanding options under the 1999 Plan. As of March 31, 2006, a total of 114,005 shares of the Company’s common stock, with a weighted average exercise price of $2.89 per share, were issuable upon exercise of outstanding options under the 2001 Plan. Also includes a total of 809,779 shares of common stock to be issued under the terms of warrants issued by Alpha CA and 49,139 shares of common stock to be issued under the terms of warrants issued by Xtrana, Inc.

(4)	As of March 31, 2006, a total of 202,668 shares of the Company’s common stock remained available for issuance under the 1999 Plan. As of March 31, 2006, a total of 6,001 shares of the Company’s common stock remained available for issuance under the 2001 Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Rowbotham & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. Representatives of Rowbotham & Company LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Rowbotham & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (510) 483-9620. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2007 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 2401 Merced Street, San Leandro, California 94577, on or before January 8, 2007. In addition, if the Company is not notified by March 24, 2007 of a proposal to be brought before the 2007 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

Securities and Exchange Commission rules and regulations provide that if the date of our 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the 2006 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2007 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2007 Annual Meeting. Upon determination by us that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2006 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-QSB.

By Order of the Board of Directors

Ronald H. Bissinger
Secretary

San Leandro, California

May 1, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors of Alpha Innotech Corp.

Purpose

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Alpha Innotech Corp. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting. Notwithstanding the foregoing, however, the Committee is not responsible for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the applicable rules and regulations (“Regulations”) of the SEC, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be an “audit committee financial expert”, as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1. Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communication between the independent auditor and management, and discuss these matters with the independent auditor and management.

6. Meet with management and the independent auditor, together and separately, to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal controls, including any special steps adopted in light of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting identified during the course of the annual audit, and the adequacy of disclosures about changes in internal control over financial reporting; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the SEC or in any public disclosure or release.

7. Review and discuss with management and the independent auditor management’s report on internal control over financial reporting, and the independent auditor’s audit of the effectiveness of the Company’s internal control over financial reporting and its attestation report, prior to the filing of the Form 10-K.

8. Review the management letter delivered by the independent auditor in connection with the audit.

9. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report on Form 10-K.

10. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who is a financial expert.

11. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

12. Have such direct and independent interaction with members of management, including the Company’s chief financial officer and chief accounting officer, as the Committee believes appropriate.

13. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

14. Review the scope and results of internal audits, if any.

15. Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

16. If there is an internal auditor, obtain and review periodic reports on the internal auditor’s significant recommendations to management and management’s responses.

17. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

18. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

19. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

20. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

21. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act, the Regulations and the Auditing Standards of the Public Company Accounting Oversight Board, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

23. Review and approve all related party transactions.

24. Ensure that the Company’s Code of Ethics is administered.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage and oversee independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

ALPHA INNOTECH CORP.

2006 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Alpha Innotech Corp., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) any criminal act by the Awardee which is punishable by imprisonment of twelve (12) months or more, (ii) any act of fraud or dishonesty committed by the Awardee in the course of his or her employment or (iii) the Awardee’s continued refusal to perform the material duties of his or her employment after written notice has been provided to the Awardee.

(i) “Change in Control” means any of the following, unless the Administrator provides otherwise:

i. any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii. the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii. the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv. the dissolution or liquidation of the Company,

v. a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Alpha Innotech Corp., a Delaware corporation, or its successor.

(n) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(o) “Conversion Award” has the meaning set forth in Section 4(b)(xi) of the Plan.

(p) “Director” means a member of the Board.

(q) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(t) “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Involuntary Termination” means termination of an Awardee’s employment or service relationship with the Company under the following circumstances: (i) termination without Cause by the Company or a Subsidiary or Affiliate, as appropriate; or (ii) voluntary termination by the Awardee within 90 days following (A) a material decrease or increase from the Awardee’s duties, responsibilities or authorities in effect immediately prior to a Change in Control, in a way that is adverse to the Awardee, as determined by customary practice within the high technology industry within the State of California, provided that a mere change in title alone following a Change in Control shall not constitute a material reduction in job responsibilities; (B) relocation by the Company or a Subsidiary or Affiliate, as appropriate, of the Awardee’s work site to a facility or location more than 20 miles from the Awardee’s principal work site for the Company at the time of the Change in Control; or (C) a reduction in Awardee’s then-current base salary or target bonus by at least 10%.

(w) “Nasdaq” means the Nasdaq National Market or its successor.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb) “Plan” means this Alpha Innotech Corp. 2006 Equity Incentive Plan.

(cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ee) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.

(ff) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(gg) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(hh) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ii) “Termination of Employment” shall mean ceasing to be an Employee or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(jj) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.	Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards granted under the Plan is 1,713,666 Shares (the “Award Pool”). The Award Pool includes:

i. 1,000,000 Shares being reserved in connection with the adoption of the Plan; plus

ii. up to 413,666 Shares that as of April 28, 2006 are either (A) available for issuance pursuant to options that may be granted under the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) or (B) subject to options granted under the 1999 Plan which may be returned to the 1999 Plan if and to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason without having been exercised in full after April 28, 2006; plus

iii. up to 300,000 Shares that as of April 28, 2006 are either (A) available for issuance pursuant to options that may be granted under the Company’s 2000 Stock Incentive Plan (the “2000 Plan” and collectively with the 1999 Plan, the “Prior Plans”) or (B) subject to options granted under the 2000 Plan which may be returned to the 2000 Plan if and to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason without having been exercised in full after April 28, 2006.

In addition, the Award Pool shall be cumulatively increased on the first day of each of the Company’s fiscal years beginning in fiscal year 2007 and for nine more years thereafter by the least of (i) 500,000 Shares, (ii) 5% of the Company’s outstanding Shares as of the last day of the preceding fiscal year or (iii) a number of Shares determined by the Board. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited, and shares issued under Awards which shares are forfeited, shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan or an option granted under the Prior Plans through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Limits. Subject to the provisions of Section 13 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 100,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 1,000,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b)

shall be subject to adjustment under Section 13(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.	Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iii. to approve forms of Award Agreements for use under the Plan;

iv. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v. to correct administrative errors;

vi. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

vii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

viii. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

ix. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 14 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

x. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xi. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiii. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and

(B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xiv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xv. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.	Term of Plan.

The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 14 of the Plan.

7.	Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an

Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 13(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, provided that prior to the date on which the Company becomes subject to FAS 123R, such Shares shall, in the case of Shares acquired by the Participant upon the exercise of an Option, have been owned by the Participant for such period as may be required to avoid the Company’s incurring an adverse accounting charge;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vi. any combination of the foregoing methods of payment.

(f) Effect of Termination on Options

i. Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii) and (iii) below, any outstanding Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the

Awardee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv. Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

(g) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.

(a) Procedure for Exercise.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(e), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

13.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) each of the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor entity (including as a “successor” any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor entity. In the event of a Change in Control and the successor corporation does not assume or substitute Awards in connection with the Change in

Control, the vesting and exercisability of each outstanding Award shall accelerate such that the Awards shall become vested and exercisable as to one hundred percent (100%) of the otherwise then unvested Shares, and any repurchase right of the Company applicable to any Shares shall lapse as to one hundred percent (100%) of the Shares otherwise subject to such repurchase right immediately prior to consummation of the Change in Control. If an Option is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Awardee that the Option shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. If a Stock Award is assumed or substituted in the event of a Change in Control, the acceleration of the lapse of repurchase rights shall occur immediately prior to the consummation of the Change in Control.

In the event (i) of a Change in Control, and (ii) a Participant holding an Award assumed or substituted by the successor corporation in the Change in Control, or holding restricted Shares issued upon exercise of an Award with respect to which the successor corporation has succeeded to a repurchase right as a result of the Change in Control, is Involuntarily Terminated by the successor corporation without Cause at the time of, or within 12 months following consummation of, the transaction, then any assumed or substituted Award held by the terminated Awardee at the time of termination shall accelerate and become exercisable as to one hundred percent (100%) of the Shares as of the date of termination, and any repurchase right applicable to any Shares shall lapse as to one hundred percent (100%) of the Shares as to which the repurchase right has not lapsed as of the date of termination. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of termination of the Participant’s employment or service relationship.

For purposes of this Section 13(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time, including if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the then outstanding Shares (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 13(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

14.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 of the Plan;

ii. reduce the minimum exercise price at which Options may be granted under the Plan;

iii. result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 13 of the Plan; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any

Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

15.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

17.	Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

23.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

ALPHA INNOTECH CORP.

Proxy Solicited by the Board of Directors

for the Annual Meeting of Stockholders

to be Held June 20, 2006

The undersigned hereby appoints William Snider and Haseeb Chaudhry or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Alpha Innotech Corp. (the “Company”) to be held on June 20, 2006 at 10:00 A.M., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1. To elect William Snider, Haseeb Chaudhry, Michael D. Bick, Ph.D., James H. Chamberlain, John Hodgman, Nagesh Mhatre, Ph.D. and Darryl Ray, Ph.D. as directors, to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

01

02

FOR All nominees listed (except as indicated below)	WITHHOLD AUTHORITY to vote (as to all nominees)

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2. To approve the adoption of the Alpha Innotech Corp. 2006 Equity Incentive Plan.

For	Against	Abstain

3. To ratify the appointment of Rowbotham & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

For	Against	Abstain

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: , 2006

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.